UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On January 28, 2021, Applied Genetic Technologies Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, as representatives of the underwriters named in Exhibit A thereto (the “Underwriters”), relating to the issuance and sale (the “Offering”) of 16,741,573 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with accompanying common stock purchase warrants to purchase 8,370,786 shares of Common Stock (the “Purchase Warrants”). The combined offering price to the public of each share of Common Stock and accompanying Purchase Warrant is $4.45. The gross proceeds to the Company from the Offering are expected to be approximately $74.5 million, before deducting underwriting discounts and estimated offering expenses. All of the securities in the Offering are being sold by the Company. The Offering is expected to close on February 1, 2021, subject to satisfaction of customary closing conditions.

Each Purchase Warrant will have an initial exercise price per share of $6.00, subject to certain adjustments. The Purchase Warrants will be exercisable immediately and will expire on February 1, 2026. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Purchase Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of the Purchase Warrants.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-225286) filed with the Securities and Exchange Commission on June 15, 2018, as amended (the “Registration Statement”), and declared effective on June 19, 2018, as supplemented by a preliminary prospectus supplement filed on January 27, 2021 and a final prospectus supplement filed on January 29, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Company’s Registration Statement and the Offering. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing descriptions of the terms of the Underwriting Agreement and Purchase Warrants are each qualified in their entirety by reference to the Underwriting Agreement and form of Purchase Warrant, respectively, which are attached as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and incorporated by reference herein.

The legal opinion of Foley Hoag LLP relating to the securities being offered is filed herewith as Exhibit 5.1.

Item 8.01	Other Events.

On January 27, 2021, the Company issued a press release announcing the commencement of the Offering. On January 28, 2021, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s anticipated closing date for the sale of securities and the use of proceeds from the Offering, that involve a number of risks and uncertainties. Statements that are not historical facts are based on the Company’s current expectations, beliefs and assumptions regarding the market for its common stock. There can be no assurance regarding the completion of the Offering. Important factors that could cause actual outcomes to differ materially from those indicated by these forward-looking statements include risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Offering and others described in the Company’s most recent Annual Report on Form 10-K for the year ended June 30, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and the preliminary prospectus supplement filed with the SEC on January 27, 2021. AGTC cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. These statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligations to update or revise these statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 28, 2021, by and among Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and MTS Securities, LLC, as representatives of the underwriters named in Exhibit A thereto

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

99.1	Press release issued by Applied Genetic Technologies Corporation on January 27, 2021 announcing the commencement of the Offering

99.2	Press release issued by Applied Genetic Technologies Corporation on January 28, 2021 announcing the pricing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

Date: January 29, 2021

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